Exhibit 4.1

INDENTURE,

dated as of May 4, 2020,

among

Amphenol Technologies Holding GmbH,

AMPHENOL CORPORATION

and

THE BANK OF NEW YORK MELLON, as Trustee

TABLE OF CONTENTS

i

ii

Exhibits

Exhibit A	Form of 0.750% Senior Notes due 2026

Exhibit B	Form of Legend and Assignment for Regulation S Note

Exhibit C	Form of Legend for Global Note

Exhibit D	Form of Certificate to be Delivered in Connection with Transfers pursuant to Regulation S

iii

Indenture, dated as of May 4, 2020, among Amphenol Technologies Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) registered in Stuttgart, Germany under company number HRB 104157 and having its registered office at August-Häußer-Strasse 10, 74080 Heilbronn, Germany (the “Company”), Amphenol Corporation, a corporation duly incorporated and existing under the laws of Delaware and having its principal executive office at 358 Hall Avenue, Wallingford, Connecticut 06492, United States of America (the “Guarantor”) and The Bank of New York Mellon, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes and the Guarantee issued under this Indenture:

Article I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1             Definitions.

“Additional Amounts” has the meaning set forth in Section 4.9.

“Additional Notes” has the meaning set forth in Section 2.1(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or Transfer Agent.

“Agent Members” has the meaning set forth in Section 2.18(b).

“Attributable Debt” means, when used in connection with a Sale/Leaseback Transaction, on any date as of which the amount of Attributable Debt is to be determined, the product of (a) the net proceeds from the Sale/Leaseback Transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in the Sale/Leaseback Transaction (without regard to any options to renew or extend such term) remaining on the date of the making of the computation, and the denominator of which is the number of full years of the term of the lease measured from the first day of the term.

“Bankruptcy Law” has the meaning set forth in Section 6.1.

“Board of Directors” means the board of directors of the Guarantor or the managing directors (Geschäftsführer) of the Company, as applicable, or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Guarantor or by a managing director of the Company, as applicable, to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means (A) with respect to any payments hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday which is not (i) a day on which banking institutions in the place of payment for the Notes are authorized or obligated by law or executive order to close or (ii) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is closed, and (B) for all other purposes, Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York or London are authorized or obligated by law or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any senior debt securities convertible into such equity.

“Change of Control” means:

(a)               the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Sections 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Guarantor (or the Guarantor’s successor by merger, consolidation or purchase of all or substantially all of the Guarantor’s assets) (for the purposes of this clause, such person shall be deemed to beneficially own any of the Voting Stock of the Guarantor held by a parent entity, if such person “beneficially owns” (as defined above), directly or indirectly, more than a majority of the voting power of the Voting Stock of such parent entity); or

(b)               the Guarantor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Guarantor, in any such event pursuant to a transaction in which any of the Guarantor’s outstanding Voting Stock or outstanding Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Guarantor’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

(c)               the first day on which a majority of the members of the Guarantor’s Board of Directors are not Continuing Directors; or

(d)               the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Guarantor’s assets and the assets of the Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than to the Guarantor or one of the Subsidiaries; or

(e)               the adoption by the Guarantor’s stockholders of a plan or proposal for the Guarantor’s liquidation or dissolution; or

(f)                the Guarantor ceases to own, directly or indirectly, 100% of all equity interests in the Company.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Guarantor becomes a direct or indirect wholly owned subsidiary of a holding company and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Guarantor’s Voting Stock immediately prior to that transaction or (2) no person or group is the beneficial owner, directly or indirectly, of more than a majority of the total voting power of the Voting Stock of the holding company.

“Change of Control Offer” has the meaning set forth in Section 4.11(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.11(b)(iii).

“Change of Control Payment Price” has the meaning set forth in Section 4.11(b)(i).

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Decline with respect to such Change of Control; provided that no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Clearstream” means Clearstream Banking S.A.

“Code” has the meaning set forth in Section 4.9.

“Commission” means the U.S. Securities and Exchange Commission or any successor agency.

“Common Safekeeper” means, with respect to the Notes issued in the form of one or more Global Notes under the New Safekeeping Structure, Euroclear or Clearstream or another Person designated as Common Safekeeper by Euroclear or Clearstream.

“Common Service Provider” means, with respect to the Notes issued in the form of one or more Global Notes under the New Safekeeping Structure, initially, The Bank of New York Mellon, London Branch at One Canada Square, Canary Wharf, London E14 5AL, United Kingdom, and any subsequent Person appointed by ICSDs to service such Notes.

“Company” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

“Company Order” means a written order signed in the name of the Company by an Officer of the Company.

“Company Request” means a written request or order signed in the name of the Company by (a) a managing director (Geschäftsführer) of the Company or (b) any Person designated in a Company Order previously delivered to the Trustee by any managing director (Geschäftsführer) of the Company.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, a German government bond (Bundesanleihe) whose maturity is closest to the maturity of the Notes, or if an independent investment bank that the Company selects in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by such independent investment bank, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means, with respect to any Redemption Date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the Notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank that the Company selects.

“Consolidated Net Tangible Assets” means the aggregate amount of assets included on the Guarantor’s consolidated balance sheet as of the most recent fiscal quarter end for which such consolidated balance sheet is available, after deducting therefrom (a) all current liabilities, except for current maturities of long-term debt and current maturities of obligations under capital leases, and (b) total goodwill and other intangible assets, all as set forth on the most recent consolidated balance sheet of the Guarantor and the Guarantor’s consolidated Subsidiaries and computed in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Guarantor’s Board of Directors who (a) was a member of the Guarantor’s Board of Directors on the date of issuance of the Notes or (b) was nominated for election or elected to the Guarantor’s Board of Directors with the approval of a majority of the Continuing Directors who were members of the Guarantor’s Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business in New York shall be administered, which office of The Bank of New York Mellon, at the date of the execution of this Indenture, is located at The Bank of New York Mellon, 240 Greenwich Street, 7E, New York, N.Y. 10286, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning set forth in Section 8.3.

“Custodian” has the meaning set forth in Section 6.1.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Distribution Compliance Period” means, with respect to any Note, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank SA/NV.

“Euronext Dublin” has the meaning set forth in Section 2.4(a).

“Event of Default” has the meaning set forth in Section 6.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise provided herein, all ratios and computations based on GAAP contained herein shall be computed in accordance with GAAP.

“German Government Obligations” means securities that are (i) direct obligations of Germany for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or an instrumentality of Germany the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by Germany, that, in either case, are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such German Government Obligation or a specific payment of interest on or principal of any such German Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the German Government Obligation or the specific payment of interest on or principal of the German Government Obligation evidenced by such depositary receipt.

“Global Notes” has the meaning set forth in Section 2.18(a).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b)	entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include (1) endorsements for collection or deposit in the ordinary course of business or (2) a contractual commitment by one Person to invest in another Person. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

“Holder” means a Person in whose name a Note is registered on the Note register.

“ICSDs” means Euroclear and Clearstream.

“Indebtedness” means, with respect to any Person, obligations (other than Nonrecourse Obligations) of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Indenture” means this Indenture as amended or supplemented from time to time in accordance with its terms.

“Initial Notes” means the €500,000,000 aggregate principal amount of the 0.750% Senior Notes due 2026 of the Company issued under this Indenture on the Issue Date (which, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, are effectuated by the Common Safekeeper).

“Initial Paying Agent” has the meaning set forth in Section 2.4(d).

“Interest Payment Date” has the meaning set forth in Section 2.16.

“Interest Record Date” has the meaning set forth in Section 2.16.

“Investment Grade” means BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by S&P or Moody’s or, if either S&P or Moody’s shall not make a rating on the Notes publicly available, another Rating Agency.

“IOA” has the meaning set forth in Section 2.20(a).

“Issue Date” means the date on which the Initial Notes are initially issued.

“Legal Defeasance” has the meaning set forth in Section 8.2.

“Maturity Date,” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” has the meaning set forth in Section 4.2(a).

“New Safekeeping Structure” means the structure under which registered Global Notes intended to be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem must be issued. Registered Global Notes issued under the New Safekeeping Structure must be registered in the name of a nominee of the Common Safekeeper and safekept by the Common Safekeeper.

“Nonrecourse Obligation” means Indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by the Guarantor or any Restricted Subsidiary; or (b) the financing of a project involving the development or expansion of properties of the Guarantor or those of any Restricted Subsidiary, as to which the obligee with respect to such Indebtedness or obligation has no recourse to the Guarantor or any Restricted Subsidiary or any of the Guarantor’s assets or those of any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Non-U.S. Person” means a Person who is not a U.S. Person, as defined in Regulation S.

“Notes” means the Initial Notes and the Additional Notes, if any, issued by the Company pursuant to this Indenture (which, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, are effectuated by the Common Safekeeper).

“Offering Circular” means the offering circular of the Company, dated April 28, 2020, related to the offering of the Notes and the Guarantee.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President or a Vice President, Treasurer, an Assistant Treasurer, the Group Controller, the Secretary or an Assistant Secretary of the Guarantor or a managing director (Geschäftsführer) of the Company, as applicable.

“Officer’s Certificate” means a certificate signed by an Officer and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, who is reasonably acceptable to the Trustee, delivered to the Trustee. The counsel may be an employee of or counsel to the Company, the Guarantor or the Trustee.

“Paying Agency Agreement” means the Paying Agency Agreement dated May 4, 2020 among the Company, the Guarantor and the Initial Paying Agent.

“Paying Agent” has the meaning set forth in Section 2.4(a).

“Payor” has the meaning set forth in Section 4.9.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Physical Notes” means certificated Notes (other than Global Notes) in registered form in substantially the form set forth in Exhibit A.

“Place of Payment,” when used with respect to the Notes, means the place or places where the principal (and premium, if any) of and interest on the Notes are payable as specified as contemplated by Section 4.7.

“principal” of a Note means the principal of such Note plus, when applicable, the premium, if any, on, and any Additional Amounts in respect of, such Note.

“Principal Property” means the land, land improvements, buildings (to the extent they constitute real property interests and including any leasehold interest therein) and fixtures (including, for the avoidance of doubt, all machinery and equipment) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) that:

(a)               is owned by the Guarantor or any of its Subsidiaries;

(b)               is located within any of the present 50 states of the United States of America, the District of Columbia, any province of Canada, Norway, Switzerland or any member state of the European Union; and

(c)               has not been determined in good faith by the Guarantor’s Board of Directors not to be materially important to the total business conducted by the Guarantor and its Subsidiaries taken as a whole.

“Rating Agency” means each of S&P and Moody’s or, to the extent S&P or Moody’s or both do not make a rating on the Notes publicly available, a “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) under the Exchange Act) or “organizations,” as the case may be, that the Company selects (as certified by a resolution of the Guarantor’s Board of Directors), which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Rating Decline” means, with respect to a Change of Control, the Notes cease to be rated Investment Grade by each Rating Agency on any date during the period (the “Trigger Period”) from the date of the public notice of an arrangement that could result in such Change of Control until 60 days following the consummation of such Change of Control (which Trigger Period will be extended for so long as the rating on the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies).

“Redemption Date,” when used with respect to any Note to be redeemed pursuant to Article III of this Indenture, means the date fixed for such redemption pursuant to the terms of such Article III.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registrar” has the meaning set forth in Section 2.4(a).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Notes” has the meaning set forth in Section 2.18(a).

“Regulation S Notes” has the meaning set forth in Section 2.2(a).

“Relevant Jurisdiction” has the meaning set forth in Section 4.9.

“Remaining Scheduled Payments” means, with respect to the Notes to be redeemed, the remaining scheduled payments of the principal (or the portion) thereof and interest thereon that would be due after the related Redemption Date therefor but for such redemption (assuming that the Notes matured on February 4, 2026 (the date that is three months prior to the Maturity Date)); provided, however, that if that Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that Redemption Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture or any other officer to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any of the Guarantor’s direct or indirect Subsidiaries that owns any Principal Property; provided, however, that the term “Restricted Subsidiary” does not include (a) any such Subsidiary that is principally engaged in leasing or in financing receivables or that is principally engaged in financing outside the United States of America the Guarantor’s operations or those of the Guarantor’s Subsidiaries or (b) any such Subsidiary less than 80% of the Voting Stock of which is owned, directly or indirectly, by the Guarantor, by one or more of the Guarantor’s other Subsidiaries or by the Guarantor and one or more of the Guarantor’s other Subsidiaries if the common stock of such Subsidiary is traded on any national securities exchange or in the over-the-counter market. For the avoidance of doubt, the definition of Restricted Subsidiary includes the Company.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Sale/Leaseback Transaction” has the meaning set forth in Section 4.3(a).

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Stated Maturity” means, when used with respect to any Note or any installment of principal thereof or interest (or premium, if any) thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest (or premium, if any) is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“Supplemental Indenture” means any instrument that supplements this Indenture as contemplated hereunder.

“Taxes” has the meaning set forth in Section 4.9.

“Transfer Agent” has the meaning set forth in Section 2.4(a).

“Transfer Restricted Note” means any Global Note and any Physical Note that bear or are required to bear the Transfer Restriction Legend.

“Transfer Restriction Legend” means the legend set forth in Exhibit B.

“Trust Indenture Act” has the meaning set forth in Section 11.20.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder.

“USA Patriot Act” has the meaning set forth in Section 11.15.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of a Person means all classes of Capital Stock of such Person, to the extent then outstanding and normally entitled to vote in the election of such Person’s directors, managers or trustees, as applicable.

Section 1.2                Rules of Construction. Unless the context otherwise requires:

(a)               a term has the meaning assigned to it herein;

(b)               an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)               any item or list of items set forth following the word “including” or “include” shall not be construed as indicating that the category in which such item or items are so included are limited to such item or items similar to such items;

(d)               the word “or” is not exclusive;

(e)               words in the singular include the plural, and in the plural include the singular;

(f)                all references in this Indenture to (i) any designated “Article” or “Section” or any other subdivision are to the designated Article or Section or other subdivision, as the case may be, of this Indenture and (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article or Section or other subdivision;

(g)               “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars or such other money of the United States that at the time of payment is legal tender for payment of public and private debts, and “euro” and “€” each refer to the currency of the European Economic and Monetary Union or such other money of the European Economic and Monetary Union that at the time of payment is legal tender for payment of public and private debts;

(h)               whenever in this Indenture or the terms of the Notes there is mentioned, in any context, principal, purchase price in connection with a purchase of Notes, interest or any other amount payable on or with respect to any Note or Guarantee, such mention shall be deemed to include payment of Additional Amounts as described in Section 4.9 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof; and

(i)                 references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

Article II
THE NOTES

Section 2.1               Amount of Notes.

(a)               The Trustee shall initially authenticate the Initial Notes for original issue on the Issue Date upon a written order of the Company (and, if such Initial Notes are issued in the form of Global Notes under the New Safekeeping Structure and such written order of the Company so specifies, shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate such Initial Notes). The Trustee shall authenticate any additional Notes (which, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, are effectuated by the Common Safekeeper) (the “Additional Notes”) thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture) for original issue upon a written order of the Company in the form of a Company Order in aggregate principal amount as specified in such order (other than as provided in Section 2.8); provided that, at the time of such issuance, the Company is in compliance with the covenants set forth in this Indenture. Each such written order shall specify the amount of Additional Notes to be authenticated and the date on which the Additional Notes are to be authenticated (and, if such Additional Notes are issued in the form of Global Notes under the New Safekeeping Structure and such written order of the Company so specifies, shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate such Additional Notes). In authenticating any Additional Notes, the Trustee shall be entitled to conclusively rely upon an Officers’ Certificate and Opinion of Counsel complying with Section 11.4 and also stating that the authentication and issuance of such Additional Notes is permitted by this Indenture.

(b)               The Additional Notes shall have identical terms and conditions as the Initial Notes, other than the issue date, and, in some cases, the issue price and the first Interest Payment Date and the date from which interest thereon will begin to accrue. The Initial Notes and any Additional Notes will be treated as a single class for all purposes under this Indenture, including, without limitation, voting, waivers, amendments, redemptions and offers to purchase. If any Additional Notes are not fungible for U.S. federal income tax purposes with the Initial Notes, such Additional Notes will be required to have a CUSIP, ISIN or other identifying number that is different than the CUSIP, ISIN or other identifying number of the Initial Notes.

Section 2.2               Form and Dating.

(a)               The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Without limiting the generality of the foregoing, except as permitted by Section 2.19(b), the Notes offered and sold in offshore transactions in reliance on Regulation S (the “Regulation S Notes”), shall bear Transfer Restriction Legend and include the form of assignment set forth in Exhibit B. Each Note shall be dated the date of its authentication.

(b)               The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall control and be binding.

(c)               The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Section 2.3               Execution and Authentication.

(a)               An Officer shall sign the Notes for the Company by manual or facsimile signature.

(b)               If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

(c)               No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or facsimile signature (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, effectuated by the Common Safekeeper by the manual or facsimile signature of an authorized signatory thereof), and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

(d)               The Notes shall be issuable only in fully registered form (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, effectuated by the Common Safekeeper) without coupons in denominations of €100,000 and any integral multiple of €1,000 in excess thereof.

Section 2.4                Registrar and Paying Agent.

(a)               The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or for exchange (the “Registrar”) and, for so long as the Notes are listed on the Official List of the Irish Stock Exchange plc trading as Euronext Dublin (“Euronext Dublin”) and admitted for trading on the Global Exchange Market thereof and an office or agency, including in the United Kingdom, where Notes may be presented or surrendered for payment (the “Paying Agent”). The Company shall also maintain a transfer agent (the “Transfer Agent”). The Registrar shall keep a register with respect to the Notes and, together with the Transfer Agent, shall facilitate transfers and exchanges of the Notes on behalf of the Company. The Company shall cause the details of any redemption, payment, purchase or cancellation hereunder to be entered in the records of the ICSDs.

(b)               The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or any other agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar or Paying Agent. If at any time the Company shall fail to maintain any such required Registrar or Paying Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(c)               The Company may also from time to time designate one or more co-registrars or additional Paying Agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar and Paying Agent in each place so specified pursuant to this Section 2.4. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar or additional Paying Agent. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

(d)               The Company initially appoints the Trustee as the Registrar and Transfer Agent for the Notes. The Company initially appoints The Bank of New York Mellon, London Branch as the Paying Agent for the Notes pursuant to the Paying Agency Agreement (the “Initial Paying Agent”). The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee’s Corporate Trust Office. The Company may change the Paying Agent, Registrar or Transfer Agent without prior notice to the Holders, and the Company may act as Paying Agent or Registrar.

(e)               For so long as the Notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market thereof and the rules of Euronext Dublin so require, the Company will publish a notice of any change of Paying Agent, Registrar or Transfer Agent to the extent and in the manner permitted by such rules, posted on the official website of Euronext Dublin (www.ise.ie).

Section 2.5               Paying Agent to Hold Money in Trust. Each Paying Agent shall hold for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held for the benefit of the Holders by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Company or an Affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold such money in a separate fund for the benefit of the Holders. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Event of Default, upon written request to the Paying Agent, require the Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.6               Holder Lists. The Registrar shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders of Notes. If the Trustee or the Paying Agent is not the Registrar, the Company shall furnish to the Trustee and the Paying Agent at least ten days before each Interest Payment Date and at such other times as the Trustee or the Paying Agent may request in writing a list, in such form and as of such date as the Trustee or the Paying Agent may reasonably require, of the names and addresses of Holders; provided that, as long as the Trustee is the Registrar, no such list need be furnished.

Section 2.7               Transfer and Exchange.

(a)               Subject to Sections 2.18 and 2.19, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate the Global Notes reflecting such transfer, and such Global Notes shall have been effectuated by the Common Safekeeper). Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute, and the Trustee shall authenticate, new Notes evidencing such transfer or exchange at the Registrar’s request (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate the Global Notes evidencing such transfer or exchange and such Global Notes shall have been effectuated by the Common Safekeeper). No service charge shall be made to the Holder for any registration of transfer or exchange. The Company or Trustee may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.11, 3.6 or 9.6 (in which events the Company shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the redemption of Notes, except the unredeemed portion of any Note being redeemed in part.

(b)               Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by or on behalf of the ICSDs, and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry system.

Section 2.8                Mutilated, Destroyed, Lost and Stolen Notes.

(a)               If a mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate the Global Notes and such Global Notes shall have been effectuated by the Common Safekeeper).

(b)               If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by each of them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser (within the meaning of the Civil Code and/or the Commercial Code as in effect in the jurisdiction in which the Company is organized), the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate the Global Notes and such Global Notes shall have been effectuated by the Common Safekeeper).

(c)               In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

(d)               Upon the issuance of any new Note under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e)               Every new Note issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(f)                The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.9                Outstanding Notes.

(a)               The Notes outstanding at any time are all Notes that have been authenticated by the Trustee (and, in the case of Notes issued in the form of one or more Global Notes under the New Safekeeping Structure, effectuated by the Common Safekeeper), except for (a) those canceled by it (and, in the case of Notes issued in the form of one or more Global Notes under the New Safekeeping Structure, canceled by the Common Safekeeper), (b) those delivered to it for cancellation, (c) to the extent set forth in Article VIII, on or after the date on which the conditions set forth therein have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder, (d) those reductions in the interest in a Global Note effected by the Trustee, the Paying Agent or the Registrar in accordance with the provisions hereof and those described in this Section 2.9 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

(b)               If a Note is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company (and, in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, effectuated by the Common Safekeeper).

(c)               On or after the Maturity Date or any Redemption Date or any Change of Control Payment Date, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due will cease to be outstanding for all purposes under this Indenture.

(d)               If the Paying Agent holds, in its capacity as such, on the Maturity Date, any Redemption Date or any Change of Control Payment Date, money sufficient to pay Notes payable or to be redeemed or purchased on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10        Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, notice, waiver or consent, Notes owned by the Company, the Guarantor or any Subsidiary or any Affiliate of the Company or the Guarantor will be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, notice, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11        Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee upon request shall authenticate temporary Notes upon a Company Order (and, in the case of Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate the Global Notes and such Global Notes shall have been effectuated by the Common Safekeeper). Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes (and, in the case of temporary Notes issued in the form of Global Notes under the New Safekeeping Structure, such temporary Notes shall be effectuated by the Common Safekeeper). Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate definitive Notes in exchange for temporary Notes (and, in the case of temporary Notes issued in the form of Global Notes under the New Safekeeping Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate, in exchange for such temporary Notes, an equal aggregate amount of definitive Notes). Until so exchanged, temporary Notes shall have the same rights under this Indenture as definitive Notes.

Section 2.12        Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation in accordance with its customary procedures and, if requested in writing by the Company, deliver such canceled Notes to the Company or as it otherwise directs; provided, however, that the Trustee shall not be required to destroy Notes (and, in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the Trustee and the Paying Agent shall direct the Common Safekeeper to cancel such Note). Certification of the cancellation of all cancelled Notes shall, upon the written request of the Company, be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13        Defaulted Interest. If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Holders of Notes on a subsequent special record date. At least ten days before the record date, the Company shall mail to the Trustee and to each Holder (in accordance with the procedures of the relevant depositary or, in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper) a notice that states the special record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14        [Reserved].

Section 2.15        Identifying Numbers. The Company in issuing the Notes may use “CUSIP,” “ISIN” or other similar numbers, and, if so, the Trustee shall use such “CUSIP,” “ISIN” or other similar numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other elements of identification printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in such “CUSIP,” “ISIN” or other similar numbers of which the Company becomes aware.

Section 2.16        Computation of Interest. The Notes will bear interest at the rate of 0.750% per annum from May 4, 2020 or from the most recent Interest Payment Date to which interest has been paid or provided for. Interest on the Notes shall be calculated on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid (or May 4, 2020, if no interest has been paid on the Notes), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Interest on the Notes will be payable annually in arrears on each May 4 (each such date is referred to as an “Interest Payment Date”), beginning on May 4, 2021, until the principal amount has been paid or made available for payment, to Holders of Notes at the close of business on the Business Day immediately preceding the applicable Interest Payment Date (each such date is referred to as an “Interest Record Date”).

Section 2.17              Deposit of Moneys.

(a)               Prior to 10:00 a.m., London time, on the Business Day prior to each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee or the Paying Agent, as applicable, to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal, premium, if any, and interest on a Global Note shall be payable to the ICSD of such Global Note or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby. The principal, premium, if any, and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

(b)               All payments of principal of, the Redemption Price, if any, Change of Control Payment Price, if any, premium, if any, interest and Additional Amounts, if any, on, the Notes will be payable in euros; provided, that if the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Company or so used. If the euro is unavailable to the Company or is no longer being so used, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment or repurchase date or, in the event the Board of Governors of the Federal Reserve System has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment or repurchase date or, in the event The Wall Street Journal has not published such exchange rate, at such rate as will be determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or this Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Section 2.18        Book-Entry Provisions for Global Notes.

(a)               The Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Notes”). The Regulation S Global Notes and any other global notes representing the Notes (collectively, the “Global Notes”) shall bear legends as set forth in Exhibit C. The Global Notes initially shall (i) be registered in the name of the Common Safekeeper or the nominee of such Common Safekeeper, in each case for credit to an account of an Agent Member, (ii) be delivered to the Common Safekeeper for effectuation and after authentication by the Trustee and (iii) except as permitted by Section 2.19(b), bear the Transfer Restriction Legend respect to a Regulation S Global Note.

(b)               Members of, or direct or indirect participants in, the ICSDs (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the ICSDs, the Common Safekeeper or the Trustee, or under the Global Notes, and the ICSDs or the Common Safekeeper or their respective nominees, as applicable, may be treated by the Company, the Trustee, the Paying Agent and any other agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by the ICSDs or the Common Safekeeper or impair, as between the ICSDs and their Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(c)               None of the Company, the Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of any of the ICSDs or the Common Safekeeper or for any transactions between any of the ICSDs or the Common Safekeeper and any beneficial owner or between or among beneficial owners. No owner of a beneficial interest in the Notes shall have any rights under this Indenture, and the ICSDs or any Common Safekeeper or their respective nominees shall be deemed and treated by the Company, the Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner and holder of such Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by ICSDs or the Common Safekeeper, or any of its members and any other Person on whose behalf such member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial owner of any Notes.

(d)               Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the ICSDs or any Common Safekeeper, their respective successors or respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the ICSDs and the provisions of Section 2.19. In addition, a Global Note shall be exchangeable for Physical Notes if (i) each of Euroclear or Clearstream notifies the Company that it is unwilling or unable to continue to act as depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days; (ii) the Company, at its option, notifies the Trustee in writing that it elects to exchange in whole, but not in part, the Global Notes for Physical Notes; or (iii) the owner of an interest in a Global Notes requests such exchange in writing to Euroclear or Clearstream following an Event of Default. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the ICSDs (in accordance with their customary procedures).

(e)               In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to Section 2.18(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

(f)                In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to Section 2.18(b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the ICSDs or the Common Safekeeper in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(g)               Any Physical Note constituting a Transfer Restricted Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.19(b), bear the Transfer Restriction Legend.

(h)               Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(i)                 The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(j)                 In the case of a Global Note intended to be held under the New Safekeeping Structure, save for the purposes of determining which are outstanding for consent or voting purposes hereunder, the Trustee shall rely on the records of the ICSDs in relation to any determination of the principal amount outstanding of such Global Note. For this purpose, “records” means the records that each of the ICSDs holds for its customers which reflect the amount of such customer’s interest in the Notes.

Section 2.19        Specific Transfer Provisions.

(a)               The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note:

(i)                 the Registrar shall register the transfer of any Transfer Restricted Note if the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

(ii)              if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate required by Section 2.19(a)(i) and (y) written instructions given in accordance with the ICSDs’ and the Registrar’s procedures; whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and (b) the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount; and

(iii)            if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes, which after transfer are to be evidenced by an interest in a Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the ICSDs’ and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(b)               Transfer Restriction Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Transfer Restriction Legend, the Registrar shall deliver Notes that do not bear the Transfer Restriction Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Transfer Restriction Legend, the Registrar shall deliver only Notes that bear the Transfer Restriction Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officer’s Certificate from the Company to such effect or (iii) the requested transfer is after the expiration of the Distribution Compliance Period; provided that, with respect to clause (iii), the Notes shall bear the legend set forth in the first two sentences of the Transfer Restriction Legend. Notwithstanding the foregoing, the Notes shall bear the legend set forth in the last sentence of the Transfer Restriction Legend.

(c)               By its acceptance of any Note bearing the Transfer Restriction Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Transfer Restriction Legend and agrees that it will transfer such Note only as provided in this Indenture.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Global Notes bearing the Transfer Restriction Legend to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Physical Notes so accepted Physical Notes not bearing the Transfer Restriction Legend in the appropriate principal amount.

Section 2.20        Additional Responsibilities of the Paying Agent Regarding Notes Issued under the New Safekeeping Structure.

(a)               The Paying Agent (through the Common Service Provider) will inform the ICSDs of the initial issue outstanding amount (“IOA”) of the Notes issued in the form of Global Notes under the New Safekeeping Structure on or prior to the closing date applicable to such Notes.

(b)               If any event occurs that requires a markup or markdown of the records that an ICSD holds in any Note issued in the form of a Global Note under the New Safekeeping Structure, the Paying Agent (through the Common Service Provider) will (upon receipt by it of relevant information from the Company or Common Service Provider, if applicable) promptly provide details of the amount of such markup or markdown, together with a description of the event that requires it, to the ICSDs.

(c)               The Paying Agent (through the Common Service Provider) will, prior to each payment on any Note issued in the form of a Global Note under the New Safekeeping Structure, compare its records of the IOA of any such Note with the information received from the ICSDs with respect to the records reflecting the IOA maintained by the ICSDs for such Note and will promptly inform the ICSDs of any discrepancies.

(d)               The Paying Agent (through the Common Service Provider) will promptly assist the ICSDs in resolving any discrepancy identified in the records reflecting the IOA of any Note issued in the form of a Global Note under the New Safekeeping Structure.

(e)               The Paying Agent (through the Common Service Provider) will promptly provide to the ICSDs details of all amounts paid under any Note issued in the form of a Global Note under the New Safekeeping Structure.

(f)                The Paying Agent (through the Common Service Provider) will promptly provide to the ICSDs notice of any changes to any Global Note issued under the New Safekeeping Structure known to the Paying Agent (as notified to it by the Company or the Common Service Provider) that will affect the amount of, or date for, any payment due under such Global Note issued under the New Safekeeping Structure.

(g)               The Paying Agent (through the Common Service Provider) will promptly provide to the ICSDs copies of all notices in its possession that are given by or on behalf of the Company to the holders of any Note issued in the form of a Global Note under the New Safekeeping Structure.

(h)               The Paying Agent (through the Common Service Provider) will promptly pass on to the Company all communications it receives from the ICSDs relating to any Global Note issued under the New Safekeeping Structure. Any such notice shall be deemed to have been conclusively given by being sent to the Company in accordance with Section 11.2.

(i)                 The Paying Agent (through the Common Service Provider) will promptly notify the ICSDs of any failure by the Company to make any payment or delivery due under any issuance of Notes issued in the form of Global Notes under the New Safekeeping Structure when due.

(j)                  Notwithstanding anything to the contrary contained herein, the Paying Agent shall perform its duties under this Section 2.20 in accordance with the applicable procedures agreed between the Paying Agent and the ICSDs, and the rules and procedures of the ICSDs in place from time to time.

Article III
REDEMPTION

Section 3.1            Election to Redeem; Notice to Trustee. If the Company elects to redeem any Notes pursuant to this Article III (other than pursuant to Section 3.8), at least 25 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall notify the Trustee in writing of Notes to be redeemed, the Redemption Date, the principal amount of such Notes to be redeemed and the Redemption Price, and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officer’s Certificate stating that such redemption will comply with the conditions contained this Article III. Notice given to the Trustee pursuant to this Section 3.1 may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.2            Selection of Notes to be Redeemed. If the Company elects to redeem less than all of the Notes at any time, in the case of Notes issued in definitive form, the Trustee will select Notes by lot on a pro rata basis (or, in the case of Global Notes, the Notes will be selected in accordance with the applicable procedures of the relevant depositary (or in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper)) unless an alternative method of selection is otherwise required by law or applicable stock exchange or depositary requirements.

The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any partial redemption, the principal amount thereof to be redeemed.

The Company will redeem Notes of €100,000 or less in whole and not in part. For all purposes of this Indenture, unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3            Notice of Redemption. At least 15 days but not more than 60 days before any Redemption Date of the Notes, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed in accordance with the procedures of the relevant depositary (or, in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper).

The notice shall identify the Notes to be redeemed and shall state:

(a)               the Redemption Date;

(b)               the Redemption Price;

(c)               the aggregate principal amount of Notes that are being redeemed;

(d)               if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(e)               the name and address of the Paying Agent;

(f)                that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(g)               that interest on Notes called for redemption ceases to accrue on and after the date of such redemption;

(h)               if such notice is conditioned upon the occurrence of one or more conditions precedent, the nature of such conditions precedent;

(i)                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(j)                 the CUSIP, ISIN or other identifying number, if any; and

(k)               that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other identifying number, if any, listed in such notice or printed on the Notes.

The Company may provide in the notice that the payment of the Redemption Price and performance of its obligations with respect to the redemption of the Notes may be performed by another Person.

Subject to Section 3.1, at the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense.

For Notes which are represented by global certificates held on behalf of Euroclear and/or Clearstream, notices may be given by delivery of the relevant notices to Euroclear and/or Clearstream for communication to entitled account holders in substitution for the notification method set out above. So long as any Notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market thereof and the rules of Euronext Dublin so require, any such notice to the Holders of the relevant Notes shall also be published by the Company to the extent and in the manner permitted by such rules, posted on the official website of Euronext Dublin (www.ise.ie) and, in connection with any redemption, the Company will notify Euronext Dublin of any change in the principal amount of Notes outstanding.

Section 3.4            Effect of Notice of Redemption. Once notice of redemption described in Section 3.3 is mailed or transmitted as provided in Section 3.3, except as provided in the last sentence of the first paragraph of Section 3.1, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus interest accrued to the Redemption Date; provided that (a) if the Redemption Date is after a record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date; and (b) if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Such notice, if mailed or transmitted in the manner provided in Section 3.3, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

Section 3.5            Deposit of Redemption Price. On or prior to 10:00 A.M., London time, on the Business Day prior to each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the Redemption Price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to Section 3.4, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

Section 3.6            Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note and the same maturity equal in principal amount to the unredeemed portion of the Note surrendered (and, in the case the original Note is in the form of a Global Note under the New Safekeeper Structure, the Trustee shall instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effectuate such new Note and such Note shall have been effectuated by the Common Safekeeper to reflect such redemption). Notes called for redemption become due on the date fixed for redemption. On and after such date, unless the Company defaults in payment of the Redemption Price on such date, interest ceases to accrue on the Notes or portions thereof called for such redemption.

Section 3.7            Optional Redemption. At any time and from time to time prior to February 4, 2026 (the date that is three months prior to the Maturity Date of the Notes), the Company may redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ prior notice, at a price equal to the greater of:

(1)    100% of the principal amount of the Notes to be redeemed, and

(2)    the sum of the present values of the Remaining Scheduled Payments of the Notes being redeemed discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the applicable Comparable Government Bond Rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the Notes being redeemed to, but excluding, the Redemption Date.

On or after February 4, 2026 (the date that is three months prior to the Maturity Date of the Notes), the Notes will be redeemable in whole at any time or in part, from time to time, at the option of the Company, upon at least 15 days’ but no more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

If the Redemption Date is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the person in whose name the Note is registered at the close of business on such Interest Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6.

Section 3.8            Tax Redemption. If (a) a Payor becomes or will become obligated to pay Additional Amounts with respect to any Notes pursuant to Section 4.9, as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction, or any change in the official interpretation or application of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after April 28, 2020 (or, if the applicable Relevant Jurisdiction became a Relevant Jurisdiction after April 28, 2020, such later date), and (b) such obligation cannot be avoided by the Company taking reasonable measures available to the Company, the Company may at its option, having given not less than 30 days’ notice to the Holders of the Notes (which notice shall be irrevocable), redeem all, but not a portion of, the Notes at any time at their principal amount together with interest accrued to, but excluding, the Redemption Date, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Payor would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Section 3.8, the Company shall deliver to the Trustee (i) an Officer’s Certificate stating that the requirements referred to in (a) and (b) above are satisfied, and (ii) an Opinion of Counsel to the effect that the Payor has or will become obliged to pay such Additional Amounts as a result of the change or amendment, in each case to be held by the Trustee and made available for viewing at the offices of the Trustee on written request by any Holder of the Notes. The Trustee will accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent pursuant to this Section 3.8, in which event it will be conclusive and binding on the Holders of the Notes.

Unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes called for redemption on the applicable Redemption Date. Notes called for redemption become due on the date fixed for redemption. On and after such date, unless the Company defaults in payment of the Redemption Price on such date, interest ceases to accrue on the Notes called for such redemption.

For Notes which are represented by global certificates held on behalf of Euroclear and/or Clearstream, notices may be given by delivery of the relevant notices to Euroclear and/or Clearstream for communication to entitled account holders in substitution for the notification method set out above. So long as any Notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market thereof and the rules of Euronext Dublin so require, any such notice to the Holders of the relevant Notes shall also be published by the Company to the extent and in the manner permitted by such rules, posted on the official website of Euronext Dublin (www.ise.ie) and, in connection with any redemption, the Company will notify Euronext Dublin of any change in the principal amount of Notes outstanding.

Article IV
COVENANTS

Section 4.1            Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of the Holders of the Notes that it will duly and punctually pay the principal (and premium, if any) of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

Section 4.2            Limitation on Liens.

(a)               So long as any of the Notes are outstanding, the Guarantor will not, and will not permit any Restricted Subsidiary, to, directly or indirectly, issue, incur, create, assume or guarantee any Indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance upon any Principal Property or upon any shares of Capital Stock or Indebtedness of any Restricted Subsidiary (a “Mortgage”), whether such Principal Property, shares or Indebtedness are now existing or owned or hereafter created or acquired, unless prior to or at the same time the Notes (and the Guarantee) are equally and ratably secured with or, at the option of the Company, prior to such secured Indebtedness; provided, however, that this Section 4.2 shall not apply to:

(i)                 Mortgages on property, shares of Capital Stock or Indebtedness or other assets of any entity existing at the time such entity becomes a Restricted Subsidiary, provided that such Mortgage was not incurred in anticipation of such entity becoming a Restricted Subsidiary;

(ii)              Mortgages on property, shares of Capital Stock or Indebtedness existing at the time of acquisition by the Guarantor or any Restricted Subsidiary (which may include property previously leased by the Guarantor or any such Restricted Subsidiary and leasehold interests on the property, provided that the lease terminates prior to or upon the acquisition), provided that such Mortgage was not incurred in anticipation of such acquisition;

(iii)            Mortgages on property, shares of Capital Stock or Indebtedness to secure any Indebtedness incurred prior to, at the time of, or within 270 days after, the latest of the acquisition of such property, shares of stock or indebtedness, or in the case of real property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such real property for the purpose of financing all or any part of the purchase price of such real property, the construction thereof or the making of improvements thereto;

(iv)             Mortgages in favor of the Guarantor or another Restricted Subsidiary;

(v)               Mortgages existing on the Issue Date;

(vi)             Mortgages on property or other assets of any entity existing at the time such entity is merged into or consolidated with either the Guarantor or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such entity as an entirety or substantially as an entirety to either the Guarantor or any Restricted Subsidiary, provided that this Mortgage was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

(vii)          Mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia) to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Mortgages;

(viii)        Mortgages created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

(ix)             Mortgages securing all of the Notes (and the Guarantee) under this Indenture;

(x)               Mortgages on accounts receivable securing the Company’s Indebtedness or the Indebtedness of the Guarantor; or

(xi)             extensions, renewals or replacements of any Mortgage referred to in clauses (i) through (x) above without increase of the principal of the Indebtedness secured by the Mortgage;

provided, however, that any Mortgages permitted by any of clauses (i) through (xi) above shall not extend to or cover any property of the Guarantor or that of any Restricted Subsidiary, as the case may be, other than the property specified in these clauses and improvements to this property.

(b)               Notwithstanding Section 4.2(a), the Guarantor and any Restricted Subsidiary may issue, incur, create, assume or guarantee Indebtedness secured by a Mortgage without equally and ratably securing the Notes (and the Guarantee) then outstanding; provided, that at the time of such issuance, incurrence, creation, assumption or guarantee, after giving effect thereto and to any concurrent retirement of Indebtedness, the aggregate amount of all Indebtedness secured by Mortgages (excluding Mortgages permitted under clauses (i) through (xi) of Section 4.2(a)) does not at such time exceed 15% of Consolidated Net Tangible Assets.

(c)               Notwithstanding the foregoing, any Mortgage securing the Notes (and the Guarantee) granted pursuant to this Section 4.2 shall be automatically and unconditionally released and discharged upon the release by all holders of the Indebtedness secured by the Mortgage giving rise to the Mortgage securing the Notes (including any deemed release upon payment in full of all obligations under such Indebtedness).

Section 4.3            Limitation on Sale/Leaseback Transactions.

(a)               So long as any of the Notes are outstanding, the Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any arrangement relating to property now owned or hereafter acquired whereby either the Guarantor transfers, or any Restricted Subsidiary transfers, such property to a Person and either the Guarantor or any Restricted Subsidiary leases it back from such Person (a “Sale/Leaseback Transaction”) with respect to any Principal Property, whether now owned or hereafter acquired by the Guarantor or any Restricted Subsidiary, unless:

(i)               the Guarantor or such Restricted Subsidiary would, at the time of entering into such arrangement, be able to incur Indebtedness secured by a Mortgage on the Principal Property involved in the transaction at least equal in amount to the Attributable Debt with respect to such Sale/Leaseback Transaction, without equally and ratably securing the Notes (and the Guarantee) pursuant to Section 4.2; or

(ii)              the net proceeds of the sale of the Principal Property to be leased are at least equal to such Principal Property’s fair market value, as determined by the Guarantor’s Board of Directors, and the proceeds are applied within 180 days of the effective date of the Sale/Leaseback Transaction to the purchase, construction, development or acquisition of assets that are Principal Property or to the repayment of senior Indebtedness of the Guarantor or any Restricted Subsidiary.

(b)               The restrictions set forth in Section 4.3(a) will not apply to a Sale/Leaseback Transaction: (i) entered into prior to the Issue Date; (ii) between the Guarantor and any Restricted Subsidiary or between Restricted Subsidiaries; (iii) under which the rent payable pursuant to such lease is to be reimbursed under a contract with the U.S. Government or any instrumentality or agency thereof; (iv) involving leases for a period of no longer than three years; or (v) in which the lease for the property or asset is entered into within 270 days after the date of acquisition, completion of construction or commencement of full operations of such property or asset, whichever is latest.

(c)               Notwithstanding the restrictions contained in this Section 4.3, the Guarantor and any Restricted Subsidiary may enter into a Sale/Leaseback Transaction that would otherwise be subject to such restrictions without complying with the requirements of Section 4.3(a) or Section 4.3(b) if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale/Leaseback Transactions existing at such time that could not have been entered into except for the provisions of this Section 4.3(c), together with the aggregate amount of all outstanding Indebtedness secured by Mortgages pursuant to any of clause (i) through (xi) of Section 4.2(a), does not exceed 15% of Consolidated Net Tangible Assets.

(d)               A Sale/Leaseback Transaction shall not be deemed to result in the creation of a Mortgage.

Section 4.4            Commission Reports. The Guarantor shall, so long as any of the Notes are outstanding:

(a)               file with the Trustee (electronically or in hard copy), within 15 days after the Guarantor files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Guarantor may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; or, if the Guarantor is not required to file information, documents or reports pursuant to either of such Sections, then the Guarantor shall file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for the purposes of determining compliance with any provision of this Indenture; and

(b)               transmit by mail to all Holders of the Notes, as their names and addresses appear in the register kept by the Registrar, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Guarantor pursuant to Section 4.4(a) as may be required by the rules and regulations prescribed from time to time by the Commission; provided, however, that the Guarantor will be deemed to have furnished such information, documents and reports to Holders of the Notes if it has filed such information, documents and reports with the Commission using the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system, “EDGAR”) filing system and such information, documents and reports are publicly available via EDGAR.

The Guarantor will also make available copies of all reports required by Section 4.4(a), for so long as the Notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market thereof and the rules of Euronext Dublin so require, at the offices of the paying agent in the United Kingdom or, to the extent and in the manner permitted by such rules, post such reports on the official website of Euronext Dublin (www.ise.ie).

The filing of such information, documents and reports with the Trustee is for informational purposes only and the Trustee’s receipt of such information, documents and reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.5            Compliance Certificate. Each of the Company and the Guarantor shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating whether or not to the knowledge of the signers thereof the Company or the Guarantor, as applicable, is in default in the performance and observance of any of the terms, provisions and conditions hereof (without regard to any period of grace or requirement of notice provided hereunder), and if a Default or Event of Default shall have occurred, specifying all such Defaults or Events of Default and the nature and status thereof of which they may have knowledge.

The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days after becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.6            Corporate Existence. Except as otherwise permitted by Article V, the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.7            Maintenance of Office or Agency. The Company shall maintain in each Place of Payment for Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.8            Money for Notes Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have a Paying Agent for the Notes, it will, prior to 10:00 a.m., London time, on the Business Day prior to each due date of the principal of (and premium, if any) or interest on the Notes, deposit with the Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause the Paying Agent, other than the Trustee, to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.8, that the Paying Agent will:

(a)                 hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Notes for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)                give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and

(c)                 at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held for the benefit of the Holders by the Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct the Paying Agent to pay, to the Trustee all sums held by the Company or the Paying Agent, such sums to be held by the Trustee for the benefit of the Holders; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or the Paying Agent, or then held by the Company, for the benefit of the Holders for the payment of the principal of (and premium, if any) or interest on the Notes and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from any obligation to hold such amounts for the benefit of the Holders; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or the Paying Agent with respect to such money held for the benefit of the Holders, and all liability of the Company with respect thereto, shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.9            Payments of Additional Amounts. All payments in respect of the Notes or the Guarantee, as applicable, by the Company, the Guarantor or any successor thereto (each, a “Payor”) shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) unless such withholding or deduction is required by applicable law. Where the withholding or deduction of Taxes by the Payor is imposed, collected, withheld, assessed or levied by or on behalf of Germany or any other jurisdiction in which a Payor is organized or resident for tax purposes, any jurisdiction through which the Paying Agent makes the payments on the Notes or the Guarantee or, in each case, any governmental authority or political subdivision thereof or therein having the power to tax (a “Relevant Jurisdiction”), the Payor will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) as are necessary so that the net payment by the Payor or the Paying Agent of the principal of, premium, if any, and interest on such Notes, after such withholding or deduction (including any withholding or deduction in respect of such payment of Additional Amounts), will not be less than the amount that would have been payable in respect of such Notes and the Guarantee had no withholding or deduction been required by the Payor. Notwithstanding anything herein to the contrary, a Payor’s obligation to pay Additional Amounts shall not apply:

(a)               to the extent of any Taxes that are imposed by reason of any present or former connection (including, without limitation, a permanent establishment in the Relevant Jurisdiction) between the Holder or beneficial owner of the Notes (or, if the Holder or beneficial owner is an estate, nominee, trust, partnership, corporation or other business entity, between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner) and the Relevant Jurisdiction with the power to levy or otherwise impose or assess such Taxes, other than a connection arising solely from the ownership of the Notes or a beneficial interest therein or the receipt of payments or the enforcement of rights thereunder;

(b)               to any Holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary, limited liability company or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the limited liability company or partnership would not have been entitled to the payment of Additional Amounts had such beneficial owner, beneficiary, settlor or member been the actual Holder of the Note;

(c)               to any Taxes that are imposed or withheld because the Holder or beneficial owner of the Notes failed to accurately comply with a request from the Payor to meet any reasonable certification, identification or information reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of the Notes, if such compliance is required as a precondition to exemption from, or reduction in, such Taxes;

(d)               to any Taxes that are imposed other than by withholding or deduction by a Payor from the payment under, or with respect to, the Notes or the Guarantee;

(e)               to any estate, inheritance, gift, sales, excise, transfer, wealth, personal property or similar Taxes;

(f)                to any Taxes to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant amount is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period); or

(g)               in the case of any combination of the above items.

In addition, any amounts to be paid on the Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention entered into in connection with the implementation of such Sections of the Code, and no Additional Amounts will be required to be paid on account of any such deduction or withholding.

Each Payor will provide the Trustee with the official acknowledgment of the applicable Relevant Jurisdiction (or, if such acknowledgment is not available, other reasonable documentation) evidencing the payment of any Taxes in respect of which such Payor has paid any Additional Amounts. Copies of such documentation will be made available to the Holders or beneficial owners of the Notes upon written request therefor.

The Company will pay any stamp, issue, excise, property, registration, documentary or other similar taxes and duties, including interest, penalties and other liabilities, imposed by a Relevant Jurisdiction in respect of the creation, issue, delivery, registration and offering of the Notes or the execution of the Notes, this Indenture or any other related document or instrument; provided, for the avoidance of doubt, that the Company will not pay any taxes or duties (or interest, penalties or other liabilities imposed thereon) imposed on or in connection with a transfer of the Notes or the Guarantee other than on the initial sale by the initial purchasers. The Company and the Guarantor will also pay and indemnify the Holders and beneficial owners of the Notes from and against all court taxes or other similar taxes and duties, including interest, penalties and other liabilities, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Holders and beneficial owners to enforce the Company’s obligations, and the obligations of the Guarantor, with respect to the Notes.

The Notes and the Guarantee are subject in all cases to any applicable tax, fiscal or other law or regulation or administrative or judicial interpretation thereof. Except as specifically provided under this Section 4.9 and under Section 3.8, the Company is not required to make any payment to Holders with respect to any Taxes imposed by any governmental authority or political subdivision having the power to tax.

Section 4.10        Listing. The Company shall use its commercially reasonable efforts to obtain and, for so long as the Notes are outstanding, maintain a listing of the Notes on the Official List of Euronext Dublin and their admission to trading on the Global Exchange Market thereof; provided that if at any time the Company determines that it will not obtain or maintain the listing of the Notes on Euronext Dublin, the Company shall use its commercially reasonable efforts to obtain and thereafter maintain, a listing of such Notes on another market of a stock exchange in the European Union recognized by the European Central Bank as an “acceptable market” under the ECB Guideline on the implementation of the Eurosystem monetary policy (Guideline 2015/510), as amended, and that is a “recognised stock exchange” as defined in Section 1005 of the Income Tax Act 2007 of the United Kingdom.

Section 4.11        Purchase of Notes Upon a Change of Control Repurchase Event.

(a)               If a Change of Control Repurchase Event occurs with respect to the Notes, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.7, each Holder will have the right to require the Company to repurchase all or any (in denominations of €100,000 and integral multiples of €1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (a “Change of Control Offer”), at a purchase price in cash equal to the Change of Control Payment Price.

(b)               Within 30 days following any Change of Control Repurchase Event with respect to the Notes (or, at the Company’s option, prior to such Change of Control but after the public announcement of the pending Change of Control), the Company must notify the Trustee and will send, by first class mail, a notice to each Holder at its address appearing in the security register, with a copy to the Trustee, which notice will include the terms of the Change of Control Offer, stating:

(i)                 that such Change of Control Repurchase Event has occurred or is pending and that such Holder has the right to require the Company to repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) (the “Change of Control Payment Price”);

(ii)              if such notice is mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date;

(iii)            the date of repurchase (which shall be no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed) (the “Change of Control Payment Date”);

(iv)             the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

(c)                 The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 4.11, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under this Section 4.11 by virtue of any such conflict. The Company will not be required to make the Change of Control Offer upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and repurchases all Notes validly tendered and not withdrawn under such offer. For Notes which are represented by global certificates held on behalf of Euroclear and/or Clearstream, notices may be given by delivery of the relevant notices to each of Euroclear and Clearstream for communication to entitled account holders. So long as any Notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market and the rules of Euronext Dublin so require, the Company will publish notices relating to the Change of Control Offer to the extent and in the manner permitted by such rules, posted on the official website of Euronext Dublin (www.ise.ie).

(d)               On the Change of Control Payment Date, the Company will, to the extent permitted by law:

(i)                 accept for payment all Notes or portions of Notes (in denominations of €100,000 and integral multiples of €1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(ii)              deposit with the paying agent an amount equal to the Change of Control Payment Price in respect of all Notes or portions of Notes so tendered; and

(iii)            deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Company and, to the extent applicable, an executed new Note or Notes evidencing any unpurchased portion of any Note or Notes surrendered for which the Trustee shall be required to authenticate and deliver a new Note or Notes as provided herein.

(e)               The Trustee will promptly mail, or cause the Paying Agent to promptly mail (or cause to be transferred by book entry), to each Holder of Notes so tendered the Change of Control Payment Price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each such new Note will be in a principal amount of €100,000 and integral multiples of €1,000 in excess thereof.

(f)                If the Change of Control Payment Date is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the person in whose name the Note is registered at the close of business on such Interest Record Date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

Article V
SUCCESSORS

Section 5.1            Merger, Consolidation or Sale of Assets.

(a)               The Company shall not consolidate with, or sell, lease, convey or otherwise transfer all or substantially all of the Company’s assets to, or merge with or into, any other Person or entity, unless:

(i)                 the Company shall be the continuing entity, or the successor entity formed from the consolidation or merger, or the Person that received the transfer of the assets, is organized and validly existing as a corporation under the laws of any state of the United States of America, the District of Columbia, any province of Canada, Norway, Switzerland or any member state of the European Union and expressly assumes, by a Supplemental Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on the Notes and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(ii)              immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(iii)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and, if a Supplemental Indenture is required in connection with such transaction, such Supplemental Indenture, comply with Sections 5.1(a)(i) and (ii) and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)               The Guarantor shall not consolidate with, or merge with or into, any other Person or entity, unless:

(i)                 the continuing entity shall be the Guarantor or, if not the Guarantor, the successor entity formed from the consolidation or merger shall be a Person organized and validly existing as a corporation under the laws of any state of the United States of America or the District of Columbia, and shall expressly assume, by a Supplemental Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Guarantee and the performance or observance of every covenant of the Guarantor in this Indenture on the part of the Guarantor to be performed or observed;

(ii)              immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(iii)            the Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation or merger and, if a Supplemental Indenture is required in connection with such transaction, such Supplemental Indenture, comply with Sections 5.1(a)(i) and (ii) and that all conditions precedent herein provided for relating to such transaction have been complied with.

(c)               Notwithstanding clauses (a) and (b) above, this Section 5.1 shall not apply to a merger, transfer or conveyance or other disposition of assets between the Company and the Guarantor.

Section 5.2            Successor Person Substituted. Upon any consolidation, merger, sale, conveyance, transfer or lease of the properties and assets substantially as an entirety of the Company or the Guarantor in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be, herein, and thereafter, except in the case of a lease of all or substantially all of the Company’s assets, the Company will not be released from its obligation to pay the principal of and premium, if any, and interest on the Notes.

Article VI
DEFAULTS AND REMEDIES

Section 6.1            Events of Default. The term “Event of Default,” wherever used herein with respect to the Notes, means any one of the following events:

(a)               default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days or more;

(b)               default in the payment of principal of or premium, if any, on any Note when due at its Maturity Date, including at the Stated Maturity, upon optional redemption or required repurchase or by declaration of acceleration thereof or otherwise;

(c)               default in the performance or breach of any covenant or warranty of the Company or the Guarantor in this Indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed elsewhere in this Section 6.1), which default continues uncured for a period of 90 days after there has been given, by registered or certified mail, to the Company or the Guarantor, as applicable, by the Trustee or to the Company or the Guarantor, as applicable, and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)               (i) a failure by the Company or the Guarantor to make any payment at maturity, including any applicable grace period, on any of the Company’s or the Guarantor’s Indebtedness in an amount in excess of $50,000,000 or (ii) a default on any of the Company’s Indebtedness or the Guarantor’s Indebtedness, which default results in the acceleration of Indebtedness in an amount in excess of $50,000,000;

(e)               the Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Guarantee) or the Guarantor denies or disaffirms its obligations under the Guarantee;

(f)                the Company or the Guarantor, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or (v) generally is unable to pay its debts as the same become due or the taking of corporate action by the Company or the Guarantor in furtherance of such action; or

(g)               a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or the Guarantor in an involuntary case, (ii) appoints a Custodian of the Company or the Guarantor or for all or substantially all of their respective property or (iii) orders the liquidation of the Company or the Guarantor, and such order or decree remains unstayed and in effect for 90 days.

The foregoing constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of any law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors, including the German Insolvency Code (Insolvenzordnung). The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2            Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default referred to in Section 6.1(f) or 6.1(g)), then the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable. Upon any such declaration, principal of and interest (and premium, if any) on the Notes will be immediately due and payable. If an Event of Default specified in Section 6.1(f) or 6.1(g) occurs and is continuing, the principal of and accrued but unpaid interest and premium, if any, on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration with respect to the Notes and its consequences if:

(a)               the Company has paid or deposited with the Trustee a sum sufficient to pay in euros:

(i)                 all overdue interest on all the Notes;

(ii)              the principal of any Notes that have become due otherwise than by such declaration of acceleration and interest thereon from the date such principal became due at a rate per annum equal to the rate borne by the Notes, to the extent that the payment of such interest shall be legally enforceable;

(iii)            to the extent that payment of such interest is lawful, interest upon overdue interest at a rate per annum equal to the rate borne by the Notes; and

(iv)             all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 7.7; and

(b)               all Events of Default with respect to the Notes, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 6.13. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 6.3            Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(a)               default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)               default is made in the payment of principal of or premium, if any, on any Note at the Maturity Date thereof, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise, then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

If an Event of Default with respect to any Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.4            Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)               to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(b)               to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.5            Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 6.6            Application of Money Collected. Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a)               First: To the payment of all amounts due the Trustee under Section 7.7 or due to the Paying Agent pursuant to the Paying Agency Agreement;

(b)               Second: To the payment of the amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

(c)               Third: To the Company.

Section 6.7            Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)               such Holder has previously given written notice to the Trustee that an Event of Default is continuing with respect to the Notes;

(b)               the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)               such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request;

(d)               the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(e)               no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 6.8            Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest, if any, on such Note on the Stated Maturity expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.9            Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.10        Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11        Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12        Control by Holders. The Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that:

(a)               such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee in personal liability;

(b)               the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; and

(c)               the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Responsible Officers of the Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would expose the Trustee to personal liability.

Section 6.13        Waiver of Past Defaults. Subject to Section 6.2, the Holders of not less than a majority in principal amount of the outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any past Default hereunder and its consequences, except a Default (i) in the payment of the principal of or interest on any Note (provided, however, that the Holders of a majority in principal amount of the outstanding Notes may rescind and annul a declaration of acceleration and its consequences, including any default in such payment that has become due solely by such declaration of acceleration) or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14        Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the Stated Maturity expressed in such Note (or, in the case of redemption or required repurchase, on the Redemption Date or date of such repurchase).

Article VII

TRUSTEE

Section 7.1            Duties of Trustee.

(a)               If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)               Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(c)               In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such Officer’s Certificates or Opinions of Counsel that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

(d)               The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or fraud, except that:

(i)                 this Section 7.1(d) does not limit the effect of Section 7.1(b);

(ii)              the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)            the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(e)               The permissive rights of the Trustee in this Indenture shall not be construed as duties.

(f)                No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action or suffer any action to be taken or omitted, in the performance of its duties or obligations under this Indenture, or to exercise any right or power hereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it.

(g)               The Trustee may refuse to perform any duty or exercise any right or power at the request or direction of any Holder unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h)               The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held by the Trustee for the benefit of the Holders need not be segregated from other funds except to the extent required by law.

(i)                 No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk is not reasonably assured to it.

Section 7.2            Rights of Trustee.

(a)               In the absence of bad faith on its part, the Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)               Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate.

(c)               The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No depositary and none of the Common Safekeeper, the Common Service Provider or the ICSDs shall be deemed an agent of the Trustee, and the Trustee shall not be responsible for any act or omission by any of them.

(d)               The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute negligence and the Trustee shall not be liable for any act it takes in accordance with the direction of Holders pursuant to Section 6.12 hereof.

(e)               The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without negligence and in good faith and in reliance thereon.

(f)                The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)               The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(h)               The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes generally or the Notes and this Indenture.

(i)                 The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(j)                 Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Note to the Trustee for authentication and delivery pursuant to Section 303, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution.

(k)               The Trustee may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the part of any of them.

(l)                 The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

(m)             The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such Officer’s Certificate previously delivered and not superseded.

(n)               In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether or not the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o)               The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

(p)               If at any time the Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process which in any way affects this Indenture, the Notes or any part thereof or funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall (i) forward a copy of such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process to the Company (to the extent not prohibited by applicable law) and (ii) be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(q)               Neither the Trustee nor the Paying Agent shall be liable for any failure on the part of the Common Safekeeper to effectuate any Note issued in the form of a Global Note under the New Safekeeping Structure or for any failure on the part of the Common Safekeeper to do so in a timely manner or for any failure on the part of the Common Safekeeper to take any other action with respect to such Global Notes under the New Safekeeping Structure, in each case unless it shall be proved that the Trustee or the Paying Agent was negligent in instructing the Common Safekeeper to effectuate any such Note in accordance with the applicable provision hereof and the agreed procedures among the Trustee, the Paying Agent and the Common Safekeeper; provided, that the Trustee or the Paying Agent shall not be deemed to have acted with negligence if it shall have given such instructions in the manner and by the time prescribed by the Common Safekeeper.

Section 7.3            Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantor, any Subsidiary or any Affiliate of the Company or the Guarantor with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must either eliminate its conflict within 90 days or resign as Trustee under this Indenture. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10.

Section 7.4            Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Notes or the Guarantee, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its authentication.

Section 7.5           Notice of Defaults. If a Default occurs and is continuing with respect to the Notes and a Responsible Officer of the Trustee has notice thereof, the Trustee shall mail to each Holder of the Notes notice of such Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has notice of such Default. Except in the case of a Default in the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.6            [Reserved].

Section 7.7            Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee and any predecessor Trustee and their officers, directors, employees, shareholders and agents (“Indemnified Parties”) against any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent (including reasonable attorney’s fees and costs, the cost of the Trustee defending itself against a claim brought by a party hereto and the reasonable costs of enforcing the Company’s indemnity obligations hereunder). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity, provided, the failure to so notify the Company shall not relieve the Company of its indemnity obligations hereunder, except to the extent the Company is materially prejudiced by such failure. The Company may defend the claim and if it does, (i) the Trustee shall reasonably cooperate in the defense and (ii) the Trustee may have one separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by an Indemnified Party to the extent caused by such Indemnified Party’s negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held for the benefit of the Holders to pay principal of and interest on particular Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or 6.1(g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 7.7 shall survive the resignation or removal of the Trustee and the termination or satisfaction of this Indenture.

Section 7.8            Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign with respect to the Notes by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to the Notes if:

(a)               the Trustee fails to comply with Section 7.10;

(b)               the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)               a Custodian or public officer takes charge of the Trustee or its property; or

(d)               the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Notes for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.9            Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated (and, in the case of Notes in the form of Global Notes under the New Safekeeping Structure, effectuated by the Common Safekeeper) but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated (and, in the case of Notes in the form of Global Notes under the New Safekeeping Structure, so effectuated by the Common Safekeeper); and in case at that time any of the Notes shall not have been authenticated (and, in the case of Notes in the form of Global Notes under the New Safekeeping Structure, not have been effectuated by the Common Safekeeper), any successor to the Trustee may authenticate such Notes (and, in the case of Notes in the form of Global Notes under the New Safekeeping Structure, instruct, or cause the Paying Agent to instruct, the Common Safekeeper to effecuate such Notes) either in the name of any predecessor hereunder or in the name of the successor Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.10        Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United Kingdom, or of the United States of America or any state thereof or within the European Union that is authorized to exercise corporate trustee power, that is subject to supervision or examination by federal or state or governmental or other regulatory authorities and that is a corporation or organization which is generally recognized as a corporation or organization which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes as described in the Offering Circular. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50.0 million as set forth in the most recent applicable published annual report of condition.

Article VIII
SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1            Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option evidenced by a Board Resolution or an Officer’s Certificate, at any time, with respect to the Notes and the Guarantee, elect to have either Section 8.2 or 8.3 be applied to all of the outstanding Notes and the Guarantee upon compliance with the conditions set forth below in this Article VIII.

Section 8.2            Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Guarantor shall be deemed to have been discharged from their obligations with respect to all of the outstanding Notes and the Guarantee on the date the conditions set forth below in Section 8.4 are satisfied (“Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company and the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Guarantee, and this Indenture shall cease to be of further effect as to all outstanding Notes and the Guarantee, except that the following shall survive until otherwise terminated or discharged hereunder (and the Notes and the Guarantee shall thereafter be deemed to be “outstanding” only for the purposes of the Sections of this Indenture referred to below in this Section 8.2):

(a)               the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due or on the date of any redemption solely out of the trust created pursuant to this Indenture;

(b)               the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for the payments held in trust;

(c)               the rights, powers, trusts, duties, indemnities and immunities of the Trustee, and the Company’s obligations in connection therewith (including with respect to the Company’s obligations to the Trustee under Section 7.7); and

(d)               this Article VIII.

Upon the Company’s exercise of its Legal Defeasance option as set forth in this Section 8.2, the Guarantee will be automatically released.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the Notes and the Guarantee. Following such Legal Defeasance, payment of the Notes may not be accelerated because of an Event of Default.

Section 8.3            Covenant Defeasance. Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Guarantor shall be released from any obligations under the covenants contained in Sections 4.2, 4.3, 4.4, 4.5, 4.9, 4.10, 4.11 and 5.1 (other than the obligations to enter into a Supplemental Indenture pursuant to Section 5.1) with respect to the outstanding Notes and the Guarantee, along with any additional covenants contained in such Note or Guarantee, any Supplemental Indenture or Officer’s Certificate in connection therewith, on and after the date the conditions set forth below in Section 8.4 are satisfied (“Covenant Defeasance”), and the Notes and the Guarantee shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes and Guarantee shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantee appertaining thereto, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document but, except as specified above, the remainder of this Indenture, the Notes and the Guarantee shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Section 6.1(d) shall not constitute an Event of Default. Following such Covenant Defeasance, payment of the Notes and the Guarantee may not be accelerated because of an Event of Default pursuant to Section 6.1(c) (except for a default with respect to Section 5.1), 6.1(d) or 6.1(e).

Upon the Company’s exercise of its Covenant Defeasance option as set forth in this Section 8.3, the Guarantee will be automatically released.

Section 8.4            Conditions to Legal or Covenant Defeasance. As set forth below, the following shall be the conditions to the application of either Section 8.2 or 8.3 to the outstanding Notes and the Guarantee:

(a)               in the case of either Legal Defeasance or Covenant Defeasance, the Company must irrevocably deposit, or cause to be irrevocably deposited, with the Paying Agent, as trust funds, in trust solely for the benefit of the Holders of the Notes, cash in euro or German Government Obligations, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of an internationally recognized firm of independent public accountants that the Company selects, to pay the principal of, premium, if any, and interest, if any, due on the Notes at the Maturity Date or on the applicable Redemption Date or date of required repurchase, as the case may be;

(b)               no Default shall have occurred and be continuing;

(c)               the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent to exercising the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

provided, however, that notwithstanding the foregoing provisions of this Section 8.4, the conditions set forth in Sections 8.4(b) need not be satisfied so long as, at the time the Company makes the deposit described in Section 8.4(a), (i) no default under Section 6.1(a), (b), (f) or (g) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed providing for redemption of all the Notes not more than 60 days after such mailing and the requirements for such redemption shall have been complied with or (y) the Stated Maturity of the Notes will occur within 60 days.

Section 8.5            Satisfaction and Discharge of Indenture. This Indenture will, upon Company Request, be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes and rights to receive principal of and premium, if any, and interest on such Notes) as to all of the Notes issued hereunder when:

(a)               either:

(i)                 all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

(ii)              all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or are to be called for redemption, within one year or (iii) have been called for redemption pursuant to the terms of this Indenture and, in any case, the Company has deposited or caused to be deposited with the Paying Agent, as trust funds, in trust solely for the benefit of the Holders of such Notes, cash in euro or German Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation;

(b)               no default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit;

(c)               the Company has paid or caused to be paid all sums payable by the Company under this Indenture; and

(d)               the Company has delivered irrevocable instructions to the Paying Agent to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 8.6            Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture, of the Notes and of the Guarantee referred to in Section 8.1, 8.2, 8.3, 8.4, or 8.5, the respective obligations of the Company, the Guarantor and the Trustee under Sections 2.3, 2.5, 2.6, 2.7, 2.8, 2.12, 6.8, 8.7, 8.8, 8.9 and 8.10 and Article VII shall survive with respect to the Notes and the Guarantee until the Notes and the Guarantee are no longer outstanding, and thereafter the obligations of the Company, the Guarantor and the Trustee under Sections 7.7, 8.7, 8.8, 8.9 and 8.10 shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee or other Agents under this Indenture.

Section 8.7            Acknowledgment of Discharge by Trustee. Subject to Section 8.10, after (a) the conditions of Section 8.4 or 8.5 have been satisfied with respect to the Notes, (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (a) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all of the Company’s obligations under this Indenture except for those surviving obligations specified in this Article VIII.

Section 8.8            Application of Trust Money. All money and German Government Obligations deposited with the Trustee pursuant to Section 8.4 or 8.5 in respect of the Notes shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon for principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the German Government Obligations deposited pursuant to Section 8.4 or 8.5 with respect to the Notes or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of the outstanding Notes.

Section 8.9            Repayment to the Company; Unclaimed Money. The Trustee and any Paying Agent for the Notes shall promptly pay or return to the Company upon Company Order any cash in euro or German Government Obligations held by them at any time that are not required for the payment of the principal of, premium, if any, and interest, if any, on the Notes for which cash in euro or German Government Obligations have been deposited pursuant to Section 8.4 or 8.5.

Any money deposited with the Trustee or any Paying Agent for the Notes, or then held by the Company, for the benefit of the Holders for the payment of the principal of and interest, if any, on the Note and remaining unclaimed for two years after such principal and interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trusts; and the Holder of any such Note shall, thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money held for the benefit of the Holders, and all liability of the Company with respect thereto, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment may give written notice to the Holder of such Note, that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such written notice, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Company, as the case may be.

Section 8.10        Reinstatement. If the funds deposited with the paying agent to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, or if the Trustee or Paying Agent for the Notes is unable to apply any cash in euro or German Government Obligations, as applicable, in accordance with Section 8.2, 8.3, 8.4 or 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantor’s obligations under this Indenture, the Notes and the Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3, 8.4 or 8.5 until such time as the Trustee or Paying Agent for the Notes is permitted to apply all such cash in euro or German Government Obligations in accordance with Section 8.2, 8.3, 8.4 or 8.5; provided, however, that if the Company has made any payment of principal and interest, if any, on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash in euro or German Government Obligations, as applicable, held by the Trustee or Paying Agent.

Article IX

AMENDMENTS AND WAIVERS

Section 9.1            Without Consent of Holders. The Company, the Guarantor and the Trustee may amend or supplement this Indenture, the Notes or the Guarantee without the consent of any Holder:

(a)               to cure, correct or supplement any ambiguity, omission, defect or inconsistency as to the Notes;

(b)               to provide for the assumption by a successor entity of the Company’s or the Guarantor’s obligations under this Indenture as to the Notes and the Guarantee in accordance with Article V;

(c)               to add guarantees or collateral security with respect to the Notes;

(d)               to add covenants of the Guarantor or any of its Subsidiaries under this Indenture for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Guarantor or any of its Subsidiaries as to the Notes;

(e)               to make any change that does not adversely affect the rights of any Holder of the Notes in any material respect;

(f)                to change or eliminate any of the provisions of this Indenture provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such amendment or supplement that is adversely affected by such provision; or

(g)               to release the Guarantor from its Guarantee when permitted by the terms of this Indenture.

Section 9.2            With Consent of Holders.

(a)               Except as provided in this Section 9.2 and Section 9.3, the Company, the Guarantor and the Trustee may enter into an amendment (including a Supplemental Indenture), with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes affected by such amendment (including consents obtained in connection with a tender offer or exchange offer for the Notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the Holders of the Notes and the Guarantee. Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Notes by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Notes) may waive any past Default or compliance by the Company with any provision of this Indenture, the Notes or the Guarantee.

(b)               It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplement, amendment or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing such supplement, amendment or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplement, amendment or waiver.

Section 9.3            Limitations. Without the consent of each Holder affected, an amendment or waiver may not:

(a)               reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)               reduce the rate of or extend the time for payment of interest on any Note;

(c)               reduce the principal of, or premium, if any, on any Note or change its Maturity Date, including the Stated Maturity, or the time at which it may be redeemed or repurchased;

(d)               make any Notes payable in currency other than that stated in such Note, except as provided in this Indenture;

(e)               impair the right of any Holder of Notes to receive payment of principal of and interest on such Notes on or after the due dates for the payment of such principal or interest (including Additional Amounts) or to institute suit for the enforcement of any payment on or with respect to such Notes;

(f)                make any changes that would affect the ranking of the Notes in a manner adverse to the Holders;

(g)               make any change in Section 4.9 that adversely affects the right of any Holder of such Notes in any material respect or amends the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof;

(h)               release the Guarantor from its Guarantee except as provided for in this Indenture; or

(i)                 make any change in the amendment or waiver provisions relating to the Notes that require the consent of each Holder.

Section 9.4            [Reserved].

Section 9.5            Revocation and Effect of Consents.

(a)               Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b)               Any amendment, supplement or waiver once effective shall bind every Holder affected by such amendment, supplement or waiver unless it is of the type described in any of clauses (a) through (i) of Section 9.3. In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

(c)               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to consent to any amendment, supplement or waiver.

Section 9.6            Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for Notes may issue and the Trustee shall authenticate upon request new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.7            Trustee Protected. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.4, that such amendment, supplement or waiver is authorized or permitted by this Indenture.

Article X
GUARANTEE

Section 10.1        Guarantee.

(a)               The Guarantor absolutely, unconditionally and irrevocably guarantees, on a senior unsecured basis, the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on the Trustee’s behalf and on behalf of such Holder, that (i) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise (including, without limitation, the amount that would become due but for the operation of any automatic stay provision of any Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.4.

The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(b)               The Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to the Notes, except by complete performance of the obligations contained in such Notes, this Indenture and the Guarantee. The Guarantor acknowledges that the Guarantee is a guarantee of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against the Guarantor to enforce the Guarantor’s Guarantee without first proceeding against the Company. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, the Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(c)               The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.1.

(d)               If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by either of them to the Trustee or such Holder, the Guarantee of the Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article X, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

(e)               The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f)                Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.2        Execution and Delivery.

(a)               To evidence the Guarantee set forth in Section 10.1, the Guarantor hereby agrees that this Indenture (or a Supplemental Indenture) shall be executed on behalf of the Guarantor by an Officer.

(b)               The Guarantor hereby agrees that the Guarantee set forth in Section 10.1 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(c)               If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Note, the Guarantee shall be valid nevertheless.

(d)               The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 10.3        Severability. In case any provision of the Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.4        Limitation of Liability. The Guarantor and by its acceptance of Notes each Holder hereby confirms that it is the intention of all such parties that the guarantee by the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the obligations of the Guarantor under the Guarantee constituting such fraudulent transfer or conveyance.

Section 10.5        Subrogation. The Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of Section 10.1; provided, however, that if an Event of Default has occurred and is continuing, the Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.6        Reinstatement. The Guarantor hereby agrees that the Guarantee provided for in Section 10.1 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company.

Section 10.7        Benefits Acknowledged. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee is knowingly made in contemplation of such benefits.

Article XI
MISCELLANEOUS

Section 11.1        [Reserved].

Section 11.2        Notices. Any notice or communication by the Company, the Guarantor or the Trustee to the other, or by a Holder to the Company or the Trustee, is duly given if in writing and delivered in Person or mailed by first-class mail:

(a)           if to the Company:

Amphenol Technologies Holding GmbH

c/o Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492
Attention: Treasurer
Facsimile: (203) 265-8628

with a copy to:

Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492
Attention: General Counsel
Facsimile: (203) 265-8827

and

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116
Attention: Wesley Holmes, Esq.

Facsimile: (617) 948-6001

(b)          if to the Guarantor:

Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492
Attention: Treasurer
Facsimile: (203) 265-8628

with a copy to:

Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492
Attention: General Counsel
Facsimile: (203) 265-8827

and

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116
Attention: Wesley Holmes, Esq.

Facsimile: (617) 948-6001

(c)          if to the Trustee:

The Bank of New York Mellon
240 Greenwich Street
7th Floor West
New York, New York 10286
Attention: Global Corporate Trust
Facsimile: (732) 667-9183

(d)          if to the Initial Paying Agent:

In accordance with the Paying Agency Agreement.

The Company, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first-class mail or other equivalent means to such Holder’s address as shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

All notices to Holders of Notes will be validly given if mailed to them at their respective addresses in the register of Holders of the Notes, if any, maintained by the Registrar. For so long as the Notes are listed on the Official List of Euronext Dublin and admitted for trading on the Global Exchange Market thereof and the rules of Euronext Dublin so require, notices with respect to the Notes will be published in accordance with the requirements of such rules. In addition, for so long as any Notes are represented by Global Notes, all notices to Holders shall be delivered to Euroclear and Clearstream, each of which will give such notices to the holders of book-entry interests. Such notices may also be published on the website of Euronext Dublin (www.ise.ie), to the extent and in the manner permitted by the rules of such exchange.

Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that if notices are mailed, such notice shall be deemed to have been given on the fifth day after being so mailed. Any notice or communication mailed to a Holder shall be mailed to such person by first-class mail or other equivalent means and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.3        [Reserved].

Section 11.4        Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor shall furnish to the Trustee:

(a)               an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)               an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5        Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)               a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)               a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)               a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.6        Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. Each of the Agents may make reasonable rules and set reasonable requirements for its functions.

Section 11.7        Payments Due on Non-Business Days. In any case where the date of payment of the principal of or premium, if any, or interest on the Notes, including the date, if any, fixed for redemption or repurchase of the Notes, shall not be a Business Day, then, notwithstanding any other provision of this Indenture, the Notes or the Guarantee, payment of principal, premium, if any, or interest need not be made on that date at such place but may be made on the next succeeding Business Day, with the same force and effect as if made on the applicable payment date or the date fixed for redemption or repurchase, and no interest shall accrue for the period after that date.

Section 11.8        No Recourse Against Others. A director, officer, employee or shareholder of the Company, the Guarantor or any of the Guarantor’s Subsidiaries (including the Company) shall not have any liability for any obligations of the Company or the Guarantor under the Notes, the Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 11.9        Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 11.10    Governing Law; Waiver of Jury Trial. THIS INDENTURE, THE NOTES AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.11    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantor or any Subsidiary of the Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12    Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Guarantor in this Indenture and the Guarantee shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.13    Severability. In case any provision in this Indenture, in the Notes or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14    Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15    USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 11.16    Facsimile and PDF Delivery of Signature Pages. The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.17    Consent to Jurisdiction; Appointment of Agent; Enforceability of Judgments. Any legal action or proceeding with respect to this Indenture and any action for enforcement of any judgment in respect thereof may be brought in the federal and state courts in the City of New York, County and State of New York, United States of America, and, by execution and delivery of this Indenture, each of the parties hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Guarantor hereby irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address referred to in Section 11.2. The Company hereby irrevocably designates and appoints The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, New Castle County, as its agent to receive service of process with respect to any such action or proceeding, such service being hereby acknowledged by it to be effective and binding service in every respect.

Each of the parties hereto hereby irrevocably waives, to the fullest extent it may do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Indenture brought in the courts referred to above and to the fullest extent it may do so under applicable law hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed in any other jurisdiction.

Section 11.18    Calculations. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, all determinations of accrued interest payable and premium, if any. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.

Section 11.19    Currency Indemnity and Calculation of Euro-denominated Restrictions.

(a)               The euro is the sole currency of account and payment for all sums payable by the Company and the Guarantor under or in connection with the Notes and the Guarantee, including damages. Any amount received or recovered in a currency other than euro, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or the Guarantor or otherwise by any Holder or by the Trustee, in respect of any sum expressed to be due to it from the Company or the Guarantor will only constitute a discharge of the Company or the Guarantor, as applicable, to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(b)               If that euro amount is less than the euro amount expressed to be due to the recipient or the Trustee under any Note, the Company and the Guarantor shall indemnify them on a joint and several basis against any loss sustained by such recipient or the Trustee as a result. In any event, the Company and the Guarantor shall indemnify the recipient or the Trustee on a joint or several basis against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a Note or the Trustee to certify in a satisfactory manner (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Company’s and the Guarantor’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note, the Guarantee or to the Trustee.

(c)               Except as otherwise specifically set forth in this Indenture, for purposes of determining compliance with any euro-denominated restriction herein, the euro equivalent amount for purposes hereof that is denominated in a non-euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-euro amount is incurred or made, as the case may be.

Section 11.20    Inapplicability of the Trust Indenture Act. No provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) are incorporated by reference in or made a part of this Indenture. No terms that are defined under the Trust Indenture Act have such meanings for purposes of this Indenture.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

Amphenol Technologies Holding GmbH

By:	/s/ R. Adam Norwitt
	Name:	R. Adam Norwitt
	Title:	Managing Director

AMPHENOL CORPORATION

By:	/s/ R. Adam Norwitt
	Name:	R. Adam Norwitt
	Title:	President and Chief Executive Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Wanda Camacho
	Name:	Wanda Camacho
	Title:	Vice President

Exhibit A

[Form of Note]

ISIN/Common Code No.: [●]

No.[●]	€[●]

AMPHENOL Technologies Holding GmbH

0.750% SENIOR NOTES DUE 2026

Amphenol Technologies Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of the Federal Republic of Germany (the “Company”), for value received, promises to pay the person whose name is entered in the register maintained by the Registrar in relation to the Notes (the “Register”) the aggregate principal amount shown on the Register as being represented by the Notes, on May 4, 2026. This certifies that the person whose name is entered in the Register is the duly registered holder of Notes in the aggregate principal amount of €500,000,000, as such amount may be increased or decreased as indicated and endorsed on the schedule of increases or decreases attached to this Note and reflected on the Register.

Interest Payment Date: May 4.

Record Date: The Business Day immediately preceding May 4.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by one of its duly authorized officers.

Dated:

AMPHENOL Technologies Holding GmbH

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 0.750% Senior Notes due 2026 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Officer

Dated:

EFFECTUATED for and on behalf of Clearstream Banking S.A. as Common Safekeeper, without recourse, warranty or liability

By:
Authorized Officer

[Form of Note]

(REVERSE OF NOTE)

AMPHENOL Technologies Holding GmbH
0.750% SENIOR NOTES DUE 2026

(1)    Interest. Amphenol Technologies Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of the Federal Republic of Germany (the “Company”), for value received, promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 0.750% per annum. Interest on the 0.750% Senior Notes due 2026 (the “Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including May 4, 2020 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each May 4, beginning on May 4, 2021. Interest on the Notes shall be calculated on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid (or May 4, 2020, if no interest has been paid on the Notes), to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

(2)    Method of Payment. The Company will pay interest to those persons who were Holders of record at the close of business on the Business Day immediately preceding each Interest Payment Date. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. If any Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest may be made on the next succeeding Business Day and no interest shall accrue because of such delayed payment.

(3)    Paying Agent, Registrar and Common Service Provider. Initially, The Bank of New York Mellon (the “Trustee”), will act as a Registrar and The Bank of New York Mellon, London Branch will act as a Paying Agent. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may act as Paying Agent or Registrar. Initially, The Bank of New York Mellon, London Branch will act as Common Service Provider.

(4)    Indenture. The Company issued the Notes under an Indenture dated as of May 4, 2020 (the “Indenture”) among the Company, the Guarantor and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them. Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture.

(5)    Optional Redemption. At any time and from time to time prior to February 4, 2026 (the date that is three months prior to the Maturity Date of the Notes), the Company may redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ prior notice, at a price equal to the greater of:

(i)        100% of the principal amount of the Notes to be redeemed, and

(ii)       the sum of the present values of the Remaining Scheduled Payments of the Notes being redeemed discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the applicable Comparable Government Bond Rate plus 25 basis points, plus, in each case, unpaid interest on the Notes being redeemed accrued to, but excluding, the Redemption Date.

On or after February 4, 2026 (the date that is three months prior to the Maturity Date of the Notes), the Notes will be redeemable in whole at any time or in part, from time to time, at the option of the Company, upon at least 15 days’ but no more than 60 days’ prior notice, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

If the Redemption Date is on or after an Interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the person in whose name the Note is registered at the close of business on such Interest Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

If (a) a Payor becomes or will become obligated to pay Additional Amounts with respect to any Notes pursuant to Section 4.9 of the Indenture, as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction, or any change in the official interpretation or application of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after April 28, 2020 (or, if the applicable Relevant Jurisdiction became a Relevant Jurisdiction after April 28, 2020, such later date), and (b) such obligation cannot be avoided by the Company taking reasonable measures available to the Company, the Company may at its option, having given not less than 30 days’ notice to the Holders of the Notes (which notice shall be irrevocable), redeem all, but not a portion of, the Notes in accordance with Section 3.8 of the Indenture.

(6) Redemption Procedures. If the Company elects to redeem less than all of the Notes at any time, in the case of Notes issued in definitive form, the Trustee will select Notes by lot on a pro rata basis (or, in the case of Global Notes, the Notes will be selected in accordance with the applicable procedures of the relevant depositary (or in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, the applicable procedures of the Common Safekeeper)) unless an alternative method of selection is otherwise required by law or applicable stock exchange or depositary requirements. The Company will redeem Notes of €100,000 or less in whole and not in part. For all purposes of the Indenture, unless the context otherwise requires, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(7) Notice of Redemption. Notices of redemption shall be transmitted at least 15 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof that is to be redeemed.

(8) Denominations, Transfer, Exchange. The Notes shall be issuable only in fully registered form without coupons in denominations of €100,000 and any integral multiple of €1,000 in excess thereof. A Holder may transfer Notes in accordance with the Indenture.

(9) Persons Deemed Owners. The ICSDs or any Common Safekeeper or their respective nominees will be treated by the Company, the Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner of the Global Note for all purposes whatsoever.

(10) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request or, if such money is then held by the Company for the benefit of the Holders, such money shall be released from such trust. After that, Holders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another Person.

(11) Amendment, Supplement, Waiver, Etc. The Company, the Guarantor and the Trustee may modify or amend the Indenture without the consent of any Holder to, among other things, cure any ambiguity, omission, defect or inconsistency in the Indenture and to make any change that does not adversely affect the rights of any Holder of the Notes in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of each of the Holders of the Notes to be affected.

(12) Purchase of Notes Upon a Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, each Holder of Notes will have the right to require that the Company repurchase all or any part (in denominations of €100,000 and integral multiples of €1,000 in excess thereof) of such Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture, except that the Company shall not be obligated to repurchase the Notes pursuant to Section 4.11 of the Indenture in the event that the Company has exercised the right to redeem all of the Notes as described in Section 3.7 of the Indenture. In the Change of Control Offer, the Company will offer to purchase all of the Notes at a purchase price in cash in an amount equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(13) Successor Entity. When a successor entity assumes all the obligations of its predecessor under the Notes, the Guarantee and the Indenture, and the transaction complies with the terms of Article V of the Indenture, the predecessor entity will, except as provided in Article V, be released from those obligations.

(14) Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default with respect to the Notes (other than an Event of Default specified in Sections 6.1(f) and 6.1(g) of the Indenture) shall have occurred and be continuing, the Trustee or the Holders of at least 25% in outstanding principal amount of the Notes may declare to be immediately due and payable the principal amount of all Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. If an Event of Default specified in Sections 6.1(f) and 6.1(g) of the Indenture shall occur, such amount with respect to all the Notes shall become automatically due and payable immediately without any further action or notice. The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Except in the case of a Default in the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

(15) Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantor, any Subsidiary or any Affiliate of the Company or the Guarantor thereof with the same rights it would have if it were not Trustee.

(16) No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company, the Guarantor or any of the Guarantor’s Subsidiaries (including the Company) shall not have any liability for any obligations of the Company or the Guarantor under the Notes, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(17) Discharge. All payments due shall be made to the Holder of this Global Note. The Company’s and the Guarantor’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment or cancellation of all the Notes or upon the irrevocable deposit with the Paying Agent of cash in euro or German Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation. The Company shall cause the details of any redemption, payment, purchase or cancellation to be entered in the records of the ICSDs.

(18) Guarantees. The Company’s obligations under the Notes are fully and unconditionally guaranteed, to the extent set forth in the Indenture, by the Guarantor.

(19) Authentication. This Note shall not be valid until the Trustee manually or electronically signs the certificate of authentication on this Note (and, in the case of a Note issued in the form of a Global Note under the New Safekeeping Structure, until such Global Note is effectuated by the Common Safekeeper by a manual or facsimile signature of an authorized signatory thereof).

(20) Effectuation. This Note shall not be valid for any purposes until it has been effectuated for or on behalf of the Common Safekeeper.

(21) Governing Law. THE INDENTURE, THE NOTES AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Amphenol Technologies Holding GmbH

c/o Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492
Attention: General Counsel
Facsimile: (203) 265-8827

with a copy to:

Amphenol Corporation
358 Hall Avenue
Wallingford, Connecticut 06492
Attention: General Counsel
Facsimile: (203) 265-8827

and

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116
Attention: Wesley Holmes, Esq.

Facsimile: (617) 948-6001

ASSIGNMENT FORM

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:__________________________________________________________ as Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date: _____________________	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to €                 principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the Distribution Compliance Period referred to in Regulation S under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Company; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(5)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date: _____________________	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 (Change of Control) of the Indenture, check the box:

☐    Change of Control

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the principal amount you elect to have purchased (in denominations of €100,000 and integral multiples of €1,000 in excess thereof): €

Date: _____________________	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:*

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Common Service Provider to the ICSDs

* This Schedule of Increases or Decreases in Global Note is for informational purposes only and the records of the ICSDs shall be controlling.

Exhibit B

Form of Legend for Regulation S Note

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO AMPHENOL CORPORATION, AMPHENOL TECHNOLOGIES HOLDING GMBH OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO AMPHENOL CORPORATION, AMPHENOL TECHNOLOGIES HOLDING GMBH AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST HEREIN) CONSTITUTES THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” WITHIN THE MEANING OF SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, (B) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (A) AND (B) PURSUANT TO ERISA OR OTHERWISE (EACH OF THE FOREGOING DESCRIBED IN CLAUSES (A), (B) AND (C) IS REFERRED TO HEREIN AS A “PLAN” OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.”

FORM OF ASSIGNMENT FOR REGULATION S NOTE

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

as Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

[Check One]

☐	(a) This Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 903 or Rule 904 under the Securities Act of 1933, as amended.

or

☐	(b) This Note is being transferred other than in accordance with clause (a) above and documents are being furnished to the Registrar which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.18 and 2.19 of the Indenture shall have been satisfied.

Date: _____________________	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act of 1933, as amended and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Regulation S Notes and/or the certificated Note and in the Indenture and the Securities Act.

Date:
NOTICE: To be executed by an executive officer

EXHIBIT C

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Transfer Restricted Note) in substantially the following form:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE COMMON SAFEKEEPER (AS SUCH TERM IS DEFINED IN THE INDENTURE) FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”) AND EUROCLEAR BANK SA/NV (“EUROCLEAR” AND, TOGETHER WITH CLEARSTREAM, THE “ICSDS”). THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE NOMINEES OF THE COMMON SAFEKEEPER OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE COMMON SAFEKEEPER OR THE NOMINEE THEREOF TO THE NOMINEES OF THE COMMON SAFEKEEPER OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON SAFEKEEPER OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER (AND ANY PAYMENT IS MADE TO THE COMMON SAFEKEEPER OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON SAFEKEEPER), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF OR THE COMMON SAFEKEEPER, HAS AN INTEREST HEREIN.”

EXHIBIT D

Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S

The Bank of New York Mellon

240 Greenwich Street

7th Floor West

New York, New York 10286

Attention: Global Corporate Trust

Re:	Amphenol Technologies Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated and existing under the laws of the Federal Republic of Germany, as issuer (the “Company”), 0.750% Senior Notes due 2026 (the “Notes”)

Dear Sirs:

In connection with our proposed sale of €500,000,000 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)	the offer of the Notes was not made to a U.S. person or to a person in the United States;

(2)	either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)	no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)	we have advised the transferee of the transfer restrictions applicable to the Notes.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferee]

By: